Exhibit 10.10

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement (this “Agreement”) is entered into as of __________, 2025 by and between Samara Acquisition Sponsor V Ltd. (the “Transferor”) and Parker White, Tyler Evans and Pierre Rochard (individually, the “Transferee” and collectively, the “Transferees”).

RECITALS

WHEREAS, the Transferor desires to sell 20,000 (or 60,000 in the aggregate) Class B ordinary shares, $0.0001 par value per share (the “Shares”) of Bitcoin Infrastructure Acquisition Corp Ltd. (the “Company”) to each of the Transferees in connection with the Company’s initial public offering (“IPO”) of units of the Company.

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1.	Transfer of the Securities.

For the sum of $0.003 per share, the Transferor hereby agrees to sell the Shares to the Transferees immediately prior to effectiveness of the Company’s registration statement in connection with the IPO. It is a condition of such sale that the applicable Transferee serves as director of the Company at the closing of the IPO. Each Transferee severally and not jointly hereby agrees that, in the event that such Transferee ceases to serve as a director of the Company for any reason prior to the closing of the IPO, such Transferee shall execute a share transfer form in form and substance similar to the share transfer form annexed this Agreement as Schedule 1 pursuant to which the Transferee shall immediately transfer the Shares held by such Transferee to the Transferor for no consideration and shall have no further legal or beneficial, right, title or interest in or to the Shares. The Shares shall be subject to the letter agreement to be entered into by the Transferee and the Company in connection with the IPO.

2.	Representations and Warranties of the Transferor.

The Transferor represents and warrants that it has full legal capacity and authority to enter into the Agreement and to transfer the Shares to the Transferees hereunder, and is not bound by any agreement, instrument or governmental order prohibiting such transfer. The Transferor also represents that it is transferring such interests free and clear of all liens and encumbrances other than those created by the terms of the Company’s organizational documents or imposed by applicable federal and state securities laws.

3.	Representations and Warranties of Each Transferee.

3.1. Each Transferee severally and not jointly represents and warrants that it is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Transferee is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Transferee must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Transferee is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Transferee’s investment in the Shares.

3.2. Transferee represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

3.3. The Transferee is purchasing the Shares solely for investment purposes, for the Transferee’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Transferee did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

4.	Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

5.	Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto.

6.	Governing Law.

This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

7.	Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto.

8.	Headings.

The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

9.	Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

10.	Non Merger.

The provisions in this Agreement (other than the obligations that have already been performed) shall not merge on completion of the transfer of the legal and beneficial title to the Shares to the Transferees and shall remain in full force and effect after the date of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Transferor:

Samara Acquisition Sponsor V Ltd.

By:
Name:
Title:

Transferees:

Name:

Name:

Name:

Name:

Name:

Acknowledged, Consented to and Agreed To By:

Bitcoin Infrastructure Acquisition Corp Ltd.

By:
Name:
Title:

ANNEX

BITCOIN INFRASTRUCTURE ACQUISITION CORP LTD.

SHARE TRANSFER FORM

I, [INSERT NAME OF TRANSFEROR] (the Transferor), for good and valuable consideration received by me from Samara Acquisition Sponsor V Ltd. (the Transferee) do hereby transfer to the Transferee, as fully paid and non-assessable, Twenty Thousand (20,000) Class B Ordinary Shares (the Shares) standing in my name on the Register of Members of Bitcoin Infrastructure Acquisition Corp Ltd. (the Company) to hold unto the Transferee and its assigns, and I, the Transferor, do hereby consent that my name remain on the Register of Members of the Company until such time as the Company may enter the Transferee's name thereon and We, the Transferee, do hereby consent to take the Shares.

Dated:

SIGNED by [Insert Name of Transferor]	)
)
)
)
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	)	[Insert Name of Transferor]

SIGNED by [TBA] for and on behalf of Samara Acquisition Sponsor V Ltd.	)	Samara Acquisition Sponsor V Ltd.
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	)	[TBA] – Director
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